EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our reports dated March 2, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Alamosa Holdings,
Inc., which appears in Alamosa Holdings, Inc.'s Annual Report on Form 10-K for
the year ended December 31, 2004.

PricewaterhouseCoopers LLP

Dallas, Texas
August 5, 2005